Exhibit 4.2

UNION BANKSHARES CORPORATION

FIRST SUPPLEMENTAL INDENTURE

dated as of December 5, 2016

to the Indenture

dated as of December 5, 2016

5.00% Fixed-to-Floating Rate Subordinated Notes due December 15, 2026

U.S. Bank National Association, as Trustee

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Table of Contents

(continued)

		Page

Section 7.02	Governing Law	10

Section 7.03	Duplicate Originals	11

Section 7.04	Severability	11

Section 7.05	Ratification	11

Section 7.06	Effectiveness	11

Section 7.07	Successors	11

Section 7.08	Indenture and 2026 Notes Solely Corporate Obligations	11

Section 7.09	Trustee’s Disclaimer	11

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FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of December 5, 2016 between Union Bankshares Corporation, a Virginia corporation (the “Company”), and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as trustee (“Trustee”)

WHEREAS, the Company and the Trustee have executed and delivered a Subordinated Indenture, dated as of December 5, 2016 (the “Base Indenture” and as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance from time to time by the Company of its unsecured subordinated indebtedness to be issued in one or more series as provided in the Indenture;

WHEREAS, the issuance and sale of One-Hundred-Fifty-Million Dollars ($150,000,000) aggregate principal amount of a new series of Securities of the Company designated as its 5.00% Fixed-to-Floating Rate Subordinated Notes due December 15, 2026 (the “2026 Notes”) have been authorized by resolutions adopted of the Board of Directors of the Company;

WHEREAS, the Company desires to issue and sell One-Hundred-Fifty-Million Dollars ($150,000,000) aggregate principal amount of the 2026 Notes as of the date hereof;

WHEREAS, the Company desires to establish the terms of the 2026 Notes;

WHEREAS, all things necessary to make this First Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this First Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the 2026 Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the 2026 Notes, as follows:

ARTICLE 1

SCOPE OF FIRST SUPPLEMENTAL INDENTURE

Section 1.01         Scope. This First Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the First Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this First Supplemental Indenture shall only apply to the 2026 Notes.

ARTICLE 2

DEFINITIONS

Section 2.01         Definitions and Other Provisions of General Application. For all purposes of this First Supplemental Indenture unless otherwise specified herein:

(a)          all terms used in this First Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b)          the provisions of general application stated in Sections 1.01 through 1.17 of the Base Indenture shall apply to this First Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this First Supplemental Indenture;

(c)          Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the 2026 Notes, by inserting the following additional defined terms in their appropriate alphabetical positions:

“1940 Act Event” means an event requiring the Company to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

“2026 Notes” has the meaning provided in the recitals.

“Base Indenture” has the meaning provided in the recitals.

“Business Day” means, for interest payable on or prior to the First Reset Date or for any principal repayable on the Maturity, any day other than a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, and for interest payable after the First Reset Date, any day that would be considered a business day with respect to interest payable on or prior to the First Reset Date that is also a London Banking Day.

“Calculation Agent” means U.S. Bank National Association, or any other successor appointed by the Company, acting as calculation agent.

“Company” has the meaning provided in the preamble.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“DTC” has the meaning provided in Section 3.03.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over bank or financial holding companies.

“First Reset Date” has the meaning provided in Section 3.05(a).

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“First Supplemental Indenture” has the meaning provided in the preamble.

“Fixed Rate Interest Payment Date” has the meaning provided in Section 3.05(a).

“Floating Rate Interest Payment Date” has the meaning provided in Section 3.05(a).

“Global Note” shall be a global security representing 2026 Notes and have the meaning set forth in Section 3.04.

“Indenture” has the meaning provided in the recitals.

“Independent Regulatory Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal bank holding company and banking regulatory law, including the laws, rules and guidelines of the Federal Reserve Board relating to regulatory capital, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tier 2 Capital Event.”

“Independent Tax Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of federal income taxation law, including the deductibility of interest payments made with respect to corporate debt instruments, and shall include any Person who, under the standards of professional conduct then prevailing and applicable to such counsel, would not have a conflict of interest in representing the Company or the Trustee in connection with providing the legal opinion contemplated by the definition of the term “Tax Event.”

“Interest Payment Date” has the meaning provided in Section 3.05(a).

“Interest Period” has the meaning provided in Section 3.05(b).

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

“Place of Payment” shall mean an office or agency of the Company maintained for such purpose in New York, New York, which shall initially be the corporate trust office of the Trustee located at 100 Wall Street, 16th Floor, New York, NY 10005, Attn: Global Corporate Trust Services.

“Regular Record Date” means the June 1 or December 1, whether or not a Business Day, that is immediately preceding the applicable Fixed Rate Interest Payment Date or the March 1, June 1, September 1 or December 1, whether or not a Business Day, immediately preceding the applicable Floating Rate Interest Payment Date, as the case may be.

“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable Interest Period commencing on the First Reset Date

“Stated Maturity Date” shall have the meaning set forth in Section 3.02 hereof.

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“Principal Subsidiary Bank” means each of (i) any bank subsidiary the consolidated assets of which constitute 40% or more of the Company’s consolidated assets and (ii) any other bank subsidiary designated as a “principal subsidiary bank” by the Company’s Board of Directors; provided that if the Federal Reserve Board notifies the Company that a bank subsidiary that is a principal subsidiary bank applying the tests in clause (i) or (ii) above does not qualify as a “major subsidiary depository institution” within the requirements of the Federal Reserve Board’s capital guidelines applicable to bank holding companies, such bank subsidiary will not be a principal subsidiary bank from and after the time that the Company receives from the Federal Reserve Board such a notice.

“Tax Event” means the receipt by the Company of an opinion of Independent Tax Counsel to the effect that, as a result of: (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or (d) a threatened challenge asserted in writing in connection with an audit of the Company’s federal income tax returns or positions or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the 2026 Notes, in each case, occurring or becoming publicly known on or after the original issue date of the 2026 Notes, there is more than an insubstantial risk that interest payable by the Company on the 2026 Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Three-Month LIBOR” means, for any Interest Period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such Interest Period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount that, in the judgment of the Calculation Agent, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “Representative Amount”). If at least two such quotations are so provided, Three-Month LIBOR for the Interest Period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in The City of New York to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, Three-Month LIBOR for the Interest Period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then Three-Month LIBOR for the Interest Period related to such Reset Rate Determination Date will be set to equal the Three-Month LIBOR for the immediately preceding Interest Period or, in the case of the Interest Period commencing on the First Reset Date, 1.825%. All percentages used in or resulting from any calculation of Three-Month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that Three-Month LIBOR as determined in accordance with this definition for any Interest Period after the First Reset Date is less than zero, Three-Month LIBOR for such Interest Period shall be deemed to be zero.

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“Tier 2 Capital Event” means the receipt by the Company of an opinion of Independent Regulatory Counsel that as a result of:

(a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve Board and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of the 2026 Notes;

(b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of the 2026 Notes; or

(c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of the 2026 Notes, in each case, there is more than an insubstantial risk that the Company will not be entitled to treat the 2026 Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve Board (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any 2026 Note is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

“Trustee” has the meaning provided in the preamble.

ARTICLE 3

FORM AND TERMS OF THE 2026 Notes

Section 3.01         Establishment of the Series, Designation and Form of the 2026 Notes.

(a)          There is hereby authorized and established a series of Securities designated as the “Fixed-to-Floating Rate Subordinated Notes due December 15, 2026,” which are referred to herein as the 2026 Notes, and have the CUSIP number 90539J AA7. The 2026 Notes that are a part of such series of Securities shall have the terms set forth in the Base Indenture and this First Supplemental Indenture.

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(b)          The terms contained in the 2026 Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this First Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(c)          The 2026 Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officer of the Company executing the 2026 Notes (by manual or facsimile signature) may approve in accordance with the terms hereof and of the Base Indenture, such approval to be conclusively evidenced by their execution thereof.

Section 3.02         Maturity. The date upon which the 2026 Notes shall become due and payable at final maturity, together with any accrued and unpaid interest then owing, is December 15, 2026 (the “Stated Maturity Date”), unless such 2026 Notes shall have been redeemed in full prior to such date pursuant to Article 4 hereof.

Section 3.03         Form, Payment and Appointment. Except as provided in Section 3.06 of the Base Indenture, the 2026 Notes will be issued in book-entry only form and will be represented by one or more Global Notes registered in the name of or held by The Depository Trust Company (and any successor thereto) (“DTC”) or its nominee. Principal and, in the case of redemption, interest, if any, due on the Stated Maturity Date or any earlier date of redemption of a 2026 Note shall be payable against presentation and surrender of such 2026 Note at the Place of Payment. Interest payable on an Interest Payment Date will be made by wire transfer in immediately available funds or, at the option of the Company in the event that the 2026 Notes are not represented by one or more Global Notes, by check mailed to the Person entitled thereto at such address as shall appear in the Security Register.

The 2026 Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A.

The Security Registrar, Paying Agent and Calculation Agent for the 2026 Notes shall initially be the Trustee.

The 2026 Notes will be issuable and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The amounts payable with respect to the 2026 Notes shall be payable in U.S. Dollars.

Section 3.04         Global Note. The 2026 Notes shall be issued initially in the form of one or more fully registered global notes in book-entry form (each such global note, a “Global Note”) registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other Depository as any officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for 2026 Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the 2026 Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository as provided in the Base Indenture.

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Section 3.05         Interest.

(a)          The 2026 Notes will bear interest (i) at an initial rate of 5.00% per annum, payable semi-annually in arrears on June 15 and December 15 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on June 15, 2017, from and including the date of issuance to but excluding December 15, 2021 (the “First Reset Date”) and (ii) from and after December 15, 2021 at an annual floating rate equal to Three-Month LIBOR as determined by the Calculation Agent on each Reset Rate Determination Date for the applicable Interest Period, plus a spread of 317.5 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on December 15, 2021. The determination of Three-Month LIBOR for each relevant Interest Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the First Reset Date will be maintained on file at the Calculation Agent’s principal offices.

(b)          Interest on the 2026 Notes will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issuance of the 2026 Notes, if no interest has previously been paid or duly provided for with respect to any of the 2026 Notes) to but excluding the applicable Interest Payment Date or the Maturity (each, an “Interest Period”).

(c)          Interest on the 2026 Notes on any Interest Payment Date shall be payable to the Persons in whose names the relevant 2026 Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, except as provided in Section 3.08 of the Base Indenture. For the purpose of determining the Persons in whose names the relevant 2026 Notes are registered at the close of business on a Regular Record Date that is not a Business Day, the close of business shall mean 5:00 p.m., New York City time, on the Regular Record Date.

(d)          Any interest payable on the 2026 Notes on or prior to the First Reset Date will be computed on the basis of a 360-day year consisting of twelve 30-day months and any interest payable on the 2026 Notes after the First Reset Date will be computed on the basis of the actual number of days in the Interest Period in respect of which interest is payable divided by 360. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(e)          In the event that a Fixed Rate Interest Payment Date or the Maturity falls on a day that is not a Business Day, then the amounts payable on such date will be paid on the next succeeding Business Day without the accumulation of additional interest. In the event that a Floating Rate Interest Payment Date falls on a day that is not a Business Day, then such Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to but excluding such Business Day.

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Section 3.06         Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of 2026 Notes by the Holder’s acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the 2026 Notes and the payment of the principal of, and interest, on each and all of the 2026 Notes is and will be expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness to the extent and in the manner described in Article 13 of the Base Indenture. The 2026 Notes will rank senior to the Company’s obligations relating to any outstanding junior subordinated debt securities issued to the Company’s capital trust subsidiaries, whether now existing or hereafter acquired. It is intended that the 2026 Notes be and are Tier 2 capital or the equivalent for all regulatory purposes.

Section 3.07         No Sinking Fund. The 2026 Notes are not entitled to the benefit of, or subject to, any sinking fund.

Section 3.08         No Conversion or Exchange Rights. The 2026 Notes shall not be convertible into, or exchangeable for, any equity securities, other securities or other assets of the Company or any Subsidiary.

Section 3.09         Events of Default; Acceleration.

(a)          Section 5.02 of the Base Indenture shall apply to the 2026 Notes, except that the first paragraph thereof shall be substituted with the following:

“If an Event of Default specified in Section 5.01(6) or Section 5.01(7) occurs and is continuing with respect to Securities of any series at the time Outstanding occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal of all the Securities of that series, or such lesser amount as may be provided for in the Securities of that series, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, together with accrued and unpaid interest, if any, thereon, shall become immediately due and payable. The Maturity of the 2026 Notes shall not otherwise be accelerated as a result of an Event of Default.”

(b)          In accordance with Section 3.01(17) of the Base Indenture, and in addition to the Events of Default set forth in the Base Indenture, the appointment of a receiver, conservator or similar official for the Company’s Principal Subsidiary Bank, shall be an Event of Default with respect to the 2026 Notes. An Event of Default described in this Section 3.09(b) shall be treated the same as an Event of Default described in Sections 5.01(6) and Section 5.01(7) of the Base Indenture with respect to the acceleration rights set forth in Section 5.02 of the Base Indenture, as modified by Section 3.09(a) above.

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Section 3.10         Defeasance. Sections 4.03 and 4.04 of the Base Indenture shall apply to the 2026 Notes. However, and in addition, any defeasance of the 2026 Notes pursuant to Sections 4.03 or 4.04 of the Base Indenture shall be subject to the Company obtaining the prior approval of the Federal Reserve Board and any additional requirements that the Federal Reserve Board may impose with respect to defeasance of the 2026 Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the date of this First Supplemental Indenture, the Federal Reserve Board does not require that defeasance of instruments be subject to Federal Reserve Board approval in order for the instrument to be accorded Tier 2 Capital treatment, then no such approval of the Federal Reserve Board will be required for such defeasance.

Section 3.11         No Collateral. The 2026 Notes shall not be entitled to the benefit of any security interest in, or collateralization by, any rights, property or interest of the Company.

Section 3.12         Additional Terms. Other terms applicable to the 2026 Notes are as otherwise provided for in the Base Indenture, as supplemented by this First Supplemental Indenture.

ARTICLE 4

REdemption of the 2026 notes

Section 4.01         Optional Redemption. The Company may, at its option, redeem the 2026 Notes before the Stated Maturity Date, in whole or in part, on any Interest Payment Date on or after December 15, 2021. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Company. Any early redemption of the 2026 Notes by the Company pursuant to this Section 4.01 will be subject to the receipt of the prior approval of the Federal Reserve Board, to the extent then required under applicable laws or regulations, including capital regulations. The provisions of Article 11 of the Base Indenture shall apply to any redemption of the 2026 Notes pursuant to this Section 4.01.

Section 4.02         Redemption Upon Special Events. The Company may also, at its option, redeem the 2026 Notes before the Stated Maturity Date in whole, but not in part, at any time, upon the occurrence of a Tax Event, a Tier 2 Capital Event, or a 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Company; provided, however, that interest due on an Interest Payment Date falling on or prior to the scheduled Redemption Date will be payable to the Holders thereof as of the Regular Record Date for such Interest Payment Date. Any early redemption of the 2026 Notes by the Company pursuant to this Section 4.02 will be subject to the receipt of the prior approval of the Federal Reserve Board, to the extent then required under applicable laws or regulations, including capital regulations. The provisions of Article 11 of the Base Indenture shall apply to any redemption of the Notes pursuant to this Section 4.02.

Section 4.03         Redemption Procedures. Notice of redemption (which notice may be conditional, in the Company’s discretion, on one or more conditions precedent, and the Redemption Date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Company if it determines that such conditions will not be satisfied) must be provided to the Holders of the Notes to be redeemed not less than 30 nor more than 60 days prior to the applicable Redemption Date.

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Section 4.04         Applicability of Base Indenture. To the extent not inconsistent with this Article 4, the provisions of Article 11 of the Base Indenture shall apply to any redemption hereunder.

ARTICLE 5

ISSUE OF 2026 NOTES

Section 5.01         Original Issue of 2026 Notes. 2026 Notes having an aggregate principal amount of One-Hundred-Fifty-Million Dollars ($150,000,000) may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 2026 Notes in accordance with a written order of the Company pursuant to Section 3.04 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

Section 5.02         Additional Issues of Notes. The Company may from time to time, without notice to or the consent of the Holders of the 2026 Notes, create and issue additional Securities, which Securities will rank pari passu with the 2026 Notes and be identical in all respects as the 2026 Notes except for their issuance date, the issue price and the first Interest Payment Date, provided that such additional Securities either shall be fungible with the 2026 Notes for federal income tax purposes or shall be issued under a separate CUSIP number. Such additional Securities will be consolidated and form a single series with the 2026 Notes under the Indenture.

ARTICLE 6

SUPPLEMENTAL INDENTURES

Section 6.01         Supplemental Indentures. The following paragraph shall be added to the end of Section 9.01 of the Base Indenture and shall only apply to the 2026 Notes:

“Not in limitation of the foregoing, without the consent of any Holder of 2026 Notes, the Company and the Trustee may amend or supplement the Indenture or the 2026 Notes to conform the terms of the Indenture and the 2026 Notes to the description of the 2026 Notes in the prospectus supplement dated November 30, 2016 relating to the offering of the 2026 Notes.”

ARTICLE 7

MISCELLANEOUS

Section 7.01         Trust Indenture Act. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this First Supplemental Indenture, the latter provision shall control.

Section 7.02         Governing Law. The laws of the State of New York shall govern this First Supplemental Indenture and the 2026 Notes, as well as the rights, immunities, duties and liabilities of the Trustee (acting in any capacity) under the Indenture.

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Section 7.03         Duplicate Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.04         Severability. In case any provision in this First Supplemental Indenture or the 2026 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.05         Ratification. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture.

Section 7.06         Effectiveness. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 7.07         Successors. All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 7.08         Indenture and 2026 Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any 2026 Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor Person; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issue of the 2026 Notes.

Section 7.09         Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, the 2026 Notes, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

Attest:		UNION BANKSHARES CORPORATION, as the Company

By:	/s/ Rachael R. Lape	By:	/s/ Robert M. Gorman
Name:	Rachael R. Lape	Name:	Robert M. Gorman
Title:	Corporate Secretary	Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

		By:	/s/ W.F. Michie, III
		Name:	W.F. Michie, III
		Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[NOTE: The following legend is to be placed at the beginning of any Global Note representing the 2026 Notes.]

GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR ITS NOMINEE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES OF THIS SERIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH A TRANSFEREE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR AND ANY PAYMENT IS MADE TO SUCH A TRANSFEREE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, SUCH A TRANSFEROR, HAS AN INTEREST HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY AS EVIDENCED HEREBY (1) ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR ANY OF THE COMPANY’S SUBSIDIARIES AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE REFERRED TO IN THIS SECURITY).

Exhibit A-1

UNION BANKSHARES CORPORATION

FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE DECEMBER 15, 2026

No. R-1	CUSIP: 90539J AA7

$150,000,000	ISIN: US90539J AA7

Union Bankshares Corporation, a Virginia corporation (hereinafter called the “Company”, which term includes any permitted successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One-Hundred-Fifty-Million Dollars ($150,000,000) (or such other amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto) on December 15, 2026 (such date is hereinafter referred to as the “Stated Maturity Date”), unless redeemed prior to such date as permitted below, and to pay interest on the outstanding principal amount of this 2026 Note from and including the date of issuance or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, at the rate of 5.00 % per annum, payable semi-annually in arrears on June 15 and December 15 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on June 15, 2017, from and including the date of issuance to but excluding December 15, 2021 (the “First Reset Date”), and from and after December 15, 2021, at an annual floating rate equal to Three-Month LIBOR (as defined in the First Supplemental Indenture hereinafter referred to) as determined for the applicable Interest Period (as defined in the First Supplemental Indenture hereinafter referred to), plus a spread of 317.5 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on December 15, 2021, with such interest, in the case of any interest payable on this 2026 Note on or prior to the First Reset Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, or, in the case of any interest payable on this 2026 Note after the First Reset Date, calculated on the basis of the actual number of days in the Interest Period in respect of which interest is payable divided by 360, until the principal of the 2026 Notes has been paid in full or a sum sufficient to pay the principal of the 2026 Notes in full has been made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in, and subject to exceptions specified in, the Indenture, be paid to the Person in whose name this 2026 Note, or any predecessor 2026 Note, is registered at the close of business on the Regular Record Date for such Interest Payment Date.

Principal and, in the case of redemption, interest, if any, due on the Stated Maturity Date or any earlier date of redemption of a 2026 Note shall be payable against presentation and surrender of this 2026 Note at the office or agency of the Company maintained for such purpose in New York, New York, which shall initially be the Corporate Trust Office of U.S. Bank National Association, as Trustee, located at 100 Wall Street, 16th Floor, New York, NY 10005, Attn: Global Corporate Trust Services. Interest payable on an Interest Payment Date will be made by wire transfer in immediately available funds or, at the option of the Company in the event that the 2026 Notes are not represented by one or more Global Notes, by check mailed to the Person entitled thereto at such address as shall appear in the Security Register.

A-2

Reference is hereby made to the further provisions of this 2026 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this 2026 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

A-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 5, 2016

Attest:		UNION BANKSHARES CORPORATION

By:		By:
Name:	Rachael R. Lape	Name:	Robert M. Gorman
Title:	Corporate Secretary	Title:	Executive Vice President and Chief Financial Officer

A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: December 5, 2016

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-5

REVERSE OF 2026 NOTE

UNION BANKSHARES CORPORATION

FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE DECEMBER 15, 2026

This 2026 Note is one of a duly authorized issue of Securities of the Company of a series designated as the “Fixed-to-Floating Rate Subordinated Notes due December 15, 2026” (herein called the “2026 Notes”) initially issued in an aggregate principal amount of One-Hundred-Fifty-Million Dollars ($150,000,000) on December 5, 2016. Such series of Securities has been established pursuant to the Indenture, dated as of December 5, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of December 5, 2016 (the “First Supplemental Indenture”, and the Base Indenture as supplemented and amended by the First Supplemental Indenture, the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names 2026 Notes are registered on the Security Register from time to time and of the terms upon which the 2026 Notes are, and are to be, authenticated and delivered. The terms of the 2026 Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this 2026 Note. To the extent that the terms of this 2026 Note modify, supplement or are inconsistent with those of the Indenture, then the terms of this 2026 Note shall govern to the extent such terms of this 2026 Note are not inconsistent with the terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

All capitalized terms used in this 2026 Note and not defined herein that are defined in the Base Indenture or the First Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the First Supplemental Indenture. If any capitalized term used and defined in this 2026 Note is also defined in the Base Indenture or the First Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this 2026 Note shall control.

The indebtedness of the Company evidenced by the 2026 Notes, including the principal thereof and interest thereon, is subordinated in right of payment to all existing and future obligations of the Company constituting Senior Indebtedness (as defined in the Base Indenture), on the terms and subject to the terms and conditions as provided and set forth in Article 13 of the Base Indenture and shall rank at least equally in right of payment with all other unsecured subordinated indebtedness of the Company, including securities issued pursuant to the Base Indenture the terms of which provide that such Securities rank junior in right of payment to Senior Indebtedness. Each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

A-6

If an Event of Default with respect to 2026 Notes shall occur and be continuing, the principal and interest owed on the 2026 Notes shall only become due and payable in accordance with the terms and conditions set forth in Article 5 of the Base Indenture or Section 3.09 of the First Supplemental Indenture. Accordingly, the Holder of this 2026 Note has no right to accelerate the Maturity of this 2026 Note in the event the Company fails to pay the principal of, or interest on, any of the 2026 Notes or fails to perform any other obligations under the 2026 Notes or in the Indenture that are applicable to the 2026 Notes.

The Company may, at its option, redeem the 2026 Notes: (a) in whole or in part on any Interest Payment Date on or after December 15, 2021 or (b) in whole, but not in part, at any time following the occurrence of a Tax Event, Tier 2 Capital Event or 1940 Act Event. Any such redemption will be at a Redemption Price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus unpaid interest, if any, accrued thereon to but excluding the Redemption Date fixed by the Company; provided, however, that the interest due on an Interest Payment Date falling on or prior to the scheduled Redemption Date will be payable to the Holders thereof as of the Regular Record Date for such Interest Payment Date. Any early redemption of the 2026 Notes by the Company will be subject to the receipt of the prior approval of the Federal Reserve Board, to the extent then required under applicable laws or regulations, including capital regulations.

The 2026 Notes are not entitled to the benefit of, or subject to, any sinking fund.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2026 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2026 Note and of any 2026 Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2026 Note.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this 2026 Note is registrable in the Security Register, upon surrender of this 2026 Note for registration of transfer at the office or agency of the Company in any place where the principal of, and interest on, this 2026 Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2026 Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The 2026 Notes shall not be convertible into, or exchangeable for, any equity securities, other securities or other assets of the Company or any Subsidiary.

A-7

Sections 4.03 and 4.04 of the Base Indenture shall apply to the 2026 Notes. However, and in addition, any defeasance of the 2026 Notes pursuant to Sections 4.03 or 4.04 of the Base Indenture shall be subject to the Company obtaining the prior approval of the Federal Reserve Board and any additional requirements that the Federal Reserve Board may impose with respect to defeasance of the 2026 Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the date of this First Supplemental Indenture, the Federal Reserve Board does not require that defeasance of instruments be subject to Federal Reserve Board approval in order for the instrument to be accorded Tier 2 Capital treatment, then no such approval of the Federal Reserve Board will be required for such defeasance.

The 2026 Notes shall not be entitled to the benefit of any security interest in, or collateralization by, any rights, property or interest of the Company.

The 2026 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 2026 Note is registered as the owner hereof for all purposes, whether or not this 2026 Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

U.S. Bank National Association will act as the Company’s principal Paying Agent with respect to the 2026 Notes through its offices presently located at 100 Wall Street, 16th Floor, New York, New York 10005, Attn: Global Corporate Trust Services. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of 2026 Notes with respect to the Indenture or for any remedy under the Indenture.

THE INDENTURE AND THE 2026 NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[end reverse side of note]

A-8

ASSIGNMENT FORM

To assign the within Security, fill in the form below:

I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of Independent Bank Group, Inc. The agent may substitute another to act for it.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee: *

* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

A-9

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-10

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial outstanding principal amount of this Global Note is One-Hundred-Fifty-Million Dollars ($150,000,000). The following increases or decreases in the principal amount of this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in the Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Signatory of Trustee

A-11